UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2014

CABO VERDE CAPITAL INC.
(Exact name of registrant as specified in its charter)

000-49955
(Commission file number)

Washington
(State or other jurisdiction of incorporation or organization)

91-2060082
(I.R.S. Employer Identification No.)

1521 Concord Pike, Suite 301, Wilmington, DE 19803
(Address of principal executive office)

302-358-2372
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously Satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Change of Company’s Name to Cabo Verde Capital Inc.

On April 24, 2014, our Board of Directors authorized the change of our name to Cabo Verde Capital Inc. The rationale of the Board was that it was appropriate to change the name of the Company to reflect the fact that, as discussed below, we have been evaluating certain real estate development projects located in the Republic of Cape Verde, an island country spanning an archipelago of 10 islands in the central Atlantic Ocean and have entered into a Cooperation Agreement and elected additional directors to our Board. This corporate action was permitted to be taken by the Company’s Board of Directors without stockholder approval under Washington Section 23B.08 of the Washington Business Corporation Act. The amendment to our Articles of Incorporation effecting the name change was filed with the State of Washington Secretary of State on April 28, 2014.

The change of our name from Watair Inc. to Cabo Verde Capital Inc. was effective on May 22, 2014 pursuant to approval by the Financial Industry Regulatory Authority (FINRA).  Our trading symbol is changed to “CAPV” from “WTAR”, following a twenty-day period after the effective date of the name change during which the symbol will be “WTARD”.

Reverse Stock Split

On April 24, 2014, our Board approved a 1-for-one hundred reverse split (the “Reverse Split”) of this Corporation’s common stock, in conjunction with a reduction of our authorized common stock in the same 1:100 ratio, from 500,000,000 shares authorized to 5,000,000 authorized shares, such action to be effective upon approval for trading purposes by FINRA.   This corporate action for the change in authorized and outstanding stock was permitted to be taken by the Company’s Board of Directors without stockholder approval under Chapter 23B.10.20(4)(b) of the Washington Business Corporation Act. The 1:100 reverse split with the concurrent reduction of our authorized common stock in the same ratio was approved by FINRA and effective for trading purposes on May 22, 2014.

Item 8.          Other Events.

The Company is currently reviewing new business opportunities and in as such has been evaluating certain real estate development projects located in the Republic of Cape Verde, an island country spanning an archipelago of 10 islands in the central Atlantic Ocean. As a part of this review, the Board of Directors has determined to pursue a business opportunity related to the licensing, construction and operation of two casinos in the Republic of Cape Verde (the “Cape Verde Project”). To achieve our new operational plan, we will need to raise substantial additional capital for our operations through sale of equity securities and/or debt financing.

Cooperation Agreement and Change of Company’s Name to Cabo Verde Capital Inc.

On April 24, 2014, Robert Rosner, the sole director of the Company and our Chief Executive Officer, approved the Company’s entering into a Cooperation Agreement, dated as of April 24, 2014, with John Duggan, Pedro Teixeira and Mikhail Gurfinkle to pursue the Cape Verde Project.  Pursuant to the terms of the Cooperation Agreement, the Board on April 24, 2014 approved changing the Company’s name to Cabo Verde Capital Inc., and appointed John Duggan, PedroTeixeira and Mikhail Gurfinkle as directors to fill existing vacancies on the Board, each for a term that will expire one year from the date of the Cooperation Agreement, unless extended, and elected John Duggan as Interim Chairman of the Board and President, and Pedro Teixeira as Interim Secretary, of the Company.  Under the Cooperation Agreement, the parties acknowledge that it is the intent of the parties that, if the Cape Verde Project does not proceed in a timely fashion, or is abandoned, these three directors would resign as directors and officers of the Company.

MANAGEMENT

Our directors and officers as of the date of this report are as follows:

Name	Age	Office(s)

Robert Rosner	49	Chief Executive Officer and Director

John Duggan	61	Chairman of the Board of Directors and President

Pedro Teixeira	45	Director and Secretary

Mikhail Gurfinkel	41	Director

On April 24, 2014, John Duggan, Pedro Teixeira and Mikhail Gurfinkel were elected directors of the Company, Mr. Duggan was appointed to the office of President and Mr. Teixeira was appointed to the office of Secretary.

Management Biographies

Robert Rosner

Mr. Rosner has served as the Company's Chairman and Chief Executive Officer since August 2005.  He was the Vice President of Regulatory Affairs and Compliance and Corporate Secretary from August 2003 until August 2005.  He was President from August 2005 to April 2007 and reappointed in January 2008. Mr. Rosner was appointed Corporate Secretary in March 2007. He has been a member of the Company’s board of directors since August 2003.

John Duggan

Mr. Duggan has had a successful career as a tax consultant and business manager, spanning more than 35 years, in 3 countries and in a varied professional environment, and was a Senior Tax Partner in the Lisbon, Portugal office of Price Waterhouse from 1991 to 2010. He specialized, from 1999 onwards, in personal tax, migration and human resources consulting. He is involved in a number of cultural and social organizations, including the Irish Association in Portugal, the Royal British Club and a Commission to consider development of the leisure boating industry in Portugal.   Mr. Duggan is fluent in Porguguese, and also is conversant in French and German. Mr. Duggan received a BA in Mathematics from Trinity College, Dublin, in 1974 and is a Fellow of Chartered Accountants Ireland."

Pedro Teixeira

Mr. Teixeira was born in Lisbon, Portugal, and graduated from Lisbon University with a Financial Audit degree in 1993, after receiving a Bachelor degree in 1989. He also holds the professional designation of Certified Public Accountant in Portugal.  Mr. Texeira initially worked as an external auditor in Ernst & Whinney Ernst & Whinney (merged later on with Arthur & Young)  for Banking and Insurance Sector.  He has held several senior management positions with multinational companies including CFO, Controller and Board Assistant of Akzo Nobel, Océ Copiers and Printers, Panasonic and Orizonia Goup (owned by Carlyle Investment Fund) where he had a main role on a start-up project for a new airline company (2006-2008).

Since 1999, he has been a Senior-Partner and founder of Taxlibris Consulting, a local Lisbon firm with international scope and activities with customers in Spain, Italy, England and Denmark.  During 6 years (2004-2010), he has managed Taxlibris España in the Madrid market.

Mikhail Gurfinkle

Mr. Gurfinkel has since 2013 served as President and COO of Badlands NGLs LLC, a new company developing a greenfield petrochemical project in North Dakota.  He is a director of Global Hemp Group Inc., a public company developing hemp and hemp-based industrial products.  He also serves as a member of the Advisory Board of Colt Resources, a public company developing tungsten and gold deposits globally.

Previously,  from 2007 to 2013, Mikhail served as President, Americas Region, of Basic Element, a $20 billion Russian private industrial conglomerate focusing on energy, metals and mining, manufacturing and construction. In this capacity, he was responsible for sourcing, execution and portfolio management of the firm's regional investments as well as commercial matters.  He is responsible for the execution of strategic transactions valued at approximately $2 billion.  Prior to that tenure, Mr. Gurfinkel was a corporate attorney for eight years at two of the world's leading law firms, Clifford Chance LLP and Hunton & Williams LLP, where he specialized in M&A, banking and securities law.  He represented a mix of Fortune 500 clients including industrials, financial institutions and real estate companies in a wide range of matters including corporate finance, real estate acquisition and development, venture capital investment, public and private investments and issuance of debt and equity. Mr. Gurfinkel has assisted both issuers and underwriters with public and private capital markets transactions, and has extensive experience in advising clients regarding governance and SEC compliance. Mr. Gurfinkel received a B.A. in philosophy in 1995 and a Juris Doctorate from Boalt Hall School of Law in 1999 at the of the University of California, Berkeley.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.6	Amendment to the Company’s Articles of Incorporation filed on April 28, 2014, changing the Company’s name to Cabo Verde Capital Inc. and providing for reverse split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : June 10, 2014

CABO VERDE CAPITAL INC.

By:	/s/ Robert Rosner
Robert Rosner
Chief Executive Officer